EXHIBIT 10.44

RESTRUCTURE AGREEMENT

          THIS RESTRUCTURE AGREEMENT (the “Agreement”) dated as of October 1, 2002 is made by and among Saigene Corporation, a Delaware corporation (“Saigene”), Pacific Biometrics, Inc., a Delaware corporation (“PBI”) and TRANSAMERICA TECHNOLOGY FINANCE CORPORATION successor in interest to TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation (“TTFC”).

          WHEREAS, PBI and Transamerica Business Credit Corporation entered into a Master Lease Agreement dated as of March 14, 1997 as amended from time to time (the “Lease Agreement” and a Security Agreement dated July 27, 1999 (the “Security Agreement”); the Lease Agreement and the Security Agreement and all documents executed in connection therewith collectively referred to as the “Lease Documents; each capitalizedterm used but not defined herein shall have the meaning given to suchterm in the Lease Agreement or the Security Agreement); and

          WHEREAS, PBI is currently in default under the Lease Documents based on, among other things, its failure to make timely monthly payments of Rent and other amounts required under the Lease Agreement (“Existing Defaults”); and

          WHEREAS, as of August 1, 2002, PBI acknowledge and agree that PBI owes TTFC exclusive of costs, expenses, late charges, and other fees and costs due under the Lease Agreement the sum of $470,000; and

          WHEREAS, PBI acknowledges and agrees that, based on the Existing Defaults, TTFC has the right to exercise its rights and remedies under the Lease Documents; and

          WHEREAS, PBI and Saigene entered into a transaction whereby Saigene acquired effective control of PBI, and PBI will continue to exist as a separate publicly traded Delaware corporation; and

          WHEREAS, PBI and Saigene believe it is in each company’s best interests to retain the Equipment that is owned by TTFC and leased to PBI pursuant to the Lease Agreement; and

          WHEREAS, PBI and Saigene has requested and TTFC has agreed to amend and restate the Lease Agreement, convert $225,000 of the amount owed by PBI into 150,000 shares of PBI common stock and transfer legal title to the Equipment for a promissory note executed by PBI and Saigene in the original principal amount of $245,000 (the “Note”), which Note shall be secured by a first priority perfected security interest in the Equipment and all other collateral in which TTFC has a first priority perfected security interest; and

          WHEREAS, TTFC has agreed to restructure the obligations as set forth above, but only on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

1.     Restructure.  Effective as of the date hereof and subject tothe satisfaction of the conditions precedent set forth in Section 2 hereof, TTFC shall amend and restate the Lease Agreement and deliver to PBI and Saigene a bill of sale in the form attached hereto as Exhibit A for the Equipment.

2.      Conditions to Restructure.  This Agreement shall not be effective unless and until each of the following conditions shall have been satisfied in the TTFC’s sole discretion:

(a)	TTFC shall have received a wire transfer in the amount of $25,692 for the property and sales tax due in connection with the sale and transfer of the Equipment; and

(b)

TTFC shall have received from PBI a stock certificate issued to TBCC Funding Trust II for 150,000 shares of 144 restricted common stock of PBI, which stock may be transferred without restriction 1 year after receipt; and

(c)	TTFC shall have received the original fully executed Note from PBI and Saigene in the form attached hereto as Exhibit B; and

(d)	TTFC shall have received an original Amended and Restated Financing Agreement, a copy of which is attached hereto as Exhibit C (“Financing Agreement”); and

(e)	TTFC shall have received completed, executed Representations and Warranties from PBI and Saigene in the form attached hereto; and

(f)	TTFC shall have received fully executed Account Control Agreements from all institutions listed in Section 4C of the Representations and Warranties of PBI; and

(g)	TTFC shall have received executed counterparts of this Agreement duly executed by PBI and Saigene; and

(h)

PBI and Saigene shallhave paid $2,500 in the aggregate for the costs and expenses of TTFC incurred in connection with the preparation, negotiation and delivery of this Agreement, and all documents related thereto or required hereby, including, without limitation, the reasonable fees and expenses of its counsel and all fees related to the filings of instruments required to perfect TTFC’s lien on all assets of the PBI; and

(i)

TTFC shall have received resolutions from PBI and Saigene authorizing this Agreement, the matters covered hereby and the transactions contemplated hereby, including but not limited to the execution and delivery of the stock certificate, the Note, the Financing Agreement and the amendment to the warrants; and

(j)

TTFC shall have received confirmation of filing of the UCC-1 financing statement in favor of TTFC perfecting it security interest in the equipment transferred and any other collateral securing the obligations of PBI and Saigene pursuant to the Lease Documents or the documents to be executed in connection herewith including but not limited to the Financing Agreement; and

(k)

TTFC shall have received such documentation as it shall reasonably request modifying the warrants issued to Transamerica Business Credit Corporation (collectively the “Warrants”) as set forth in the attached Amendment to Warrant Agreements; and

(l)	TTFC shall have received such other documents, instruments, opinions, evidence, materials and information as TTFC may reasonably request.

3.      Payments by PBI and Saigene.  To induce TTFC to enter into this Agreement PBI and Saigene agree to make all payments as set forth in the Note.  Upon the payment of all amounts under the Note and the performance of all of the terms and conditions set forth in the Lease Agreement and the Security Agreement, PBI shall have satisfied it Rent obligations set forth in the Lease Agreement and any agreements subsequent thereto with respect to the Rent obligations.

4.      Covenant. To induce TTFC to enter into this Agreement, PBI and Saigene hereby covenant and agree that it shall provide TTFC and its agents access to their premises and books and records at any time and from time to time, during normal business hours and upon two (2) business days prior written notice, to (i) inspect and verify the assets of PBI and Saigene, (ii) inspect and copy any and all records pertaining thereto, and (iii) discuss its affairs, finances and business with any of its officers, employees or directors or with the auditors, to the extent such persons are available.

5.      Representations and Warranties of PBI.  To induce TTFC to enter into this Agreement, PBI represents and warrants as follows:

(a)	The recitals in this Agreement are true and correct in all respects.

(b)	This Agreement has been duly executed and delivered.

(c)	PBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(d)

The execution, delivery and performance by PBI of this Agreement and the documents contemplated hereby or delivered in connection herewith (i) are within PBI’s powers, have been duly authorized by all necessary action, and do not contravene (A) any documents, contracts or agreements to which PBI is a party or by which it is bound or affected, or (B) any requirements of any law or regulation to which PBI is bound or affected.

(e)

No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery, and performance by PBI of this Agreement or any of the documents contemplated hereby or delivered in connection herewith to which PBI is a party.

(f)

This Agreement and each of the documents contemplated hereby or delivered in connection herewith to which PBI is a party constitute, and each of such documents to which PBI is to be a party when delivered hereunder will constitute, the legal, valid, and binding obligations of PBI enforceable against PBI in accordance with their respective terms.

(g)

There is no pending or, to the best of PBI’s knowledge, threatened action or proceeding affecting PBI which (i) could individually or in the aggregate be reasonably expected to have a material adverse effect on PBI or (ii) purports to affect the legality, validity, or enforceability of this Agreement, the transactions contemplated hereby, or any of the documents contemplated hereby or delivered in connection herewith.

(h)

Except for the Existing Defaults, all representations and warranties of PBI in the Lease Documents are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

6.      Representations and Warranties of the Saigene.  To induce TTFC to enter into this Agreement, Saigene represents and warrants as follows:

(a)	The recitals in this Agreement are true and correct in all respects.

(b)	This Agreement has been duly executed and delivered.

(c)	Saigene is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

(d)

The execution, delivery and performance by Saigene of this Agreement and the documents contemplated hereby or delivered in connection herewith (i) are within Saigene’s powers, have been duly authorized by all necessary action, and do not contravene (A) any documents, contracts or agreements to which Saigene is a party or by which it is bound or affected, or (B) any requirements of any law or regulation to which Saigene is bound or affected.

(e)

No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery, and performance by Saigene of this Agreement or any of the documents contemplated hereby or delivered in connection herewith to which Saigene is a party.

(f)

This Agreement and each of the documents contemplated hereby or delivered in connection herewith to which Saigene is a party constitute, and each of such documents to which Saigene is to be a party when delivered hereunder will constitute, the legal, valid, and binding obligations of Saigene enforceable against Saigene in accordance with their respective terms.

(g)

There is no pending or, to the best of Saigene’s knowledge, threatened action or proceeding affecting Saigene which (i) could individually or in the aggregate be reasonably expected to have a material adverse effect on Saigene or (ii) purports to affect the legality, validity, or enforceability of this Agreement, the transactions contemplated hereby, or any of the documents contemplated hereby or delivered in connection herewith.

7.      Restructure Default; Rights upon Restructure Default.

(a)	Each of the following shall constitute a “Restructure Default” hereunder:

(i)

The existence of any Event of Default or other event which, with the giving of notice or passage of time, would constitute an Event of Default (other than the Existing Defaults) under any of the Lease Documents as amended or any of the documents to be executed in connection herewith, including but not limited to the Financing Agreement and the Note; or

	(ii)	BPI or Saigene shall fail to keep or perform any of the covenants or agreements contained herein; or

	(iii)	Any representation or warranty of PBI and Saigene shall be false, misleading or incorrect in any material respect.

(b)	Upon the occurrence of a Restructure Default, TTFC may exercise its rights and remedies under the Lease Documents, the Financing Agreement and applicable law.

8.      Reservation of Rights; Reinstatement of Rights; Waiver of Automatic Stay.

(a)	PBI and Saigene acknowledge that, except as expressly set forth herein, TTFC may at any timeexercise any or all of the rights and remedies available to it under the Lease Documents and applicable law.

(b)

In the event that PBI or Saigene shall (i) file with any bankruptcy court or be the subject of any petition under Title 11 of the U.S. Code, as amended (the “Bankruptcy Code”); (ii) be the subject of an order for relief under the Bankruptcy Code; (iii) file or be the subject of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors; (iv) seek, consent to or acquiesce in the appointment of a trustee, receiver, conservator or liquidator; (v) be the subject of an order, judgment or decree entered into by a court of competent jurisdiction approving a petition filed against PBI or Saigene for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, then the TTFC shallthereupon be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or from any other stay or suspension of remedies of the rights and remedies otherwise available to TTFC under the Lease Documents and PBI and Saigene specifically acknowledge that “cause” exists for such relief within the meaning of Section 362(d) of the Bankruptcy Code and agrees notto opposeany motion by TTFC for relief from the automatic stay imposed by Section 362.

9.      Acknowledgement of Obligations.  PBI acknowledges that as of August 1, 2002, PBI is indebted to TTFC in the amount of $470,000, exclusive of costs, expenses, late charges, and other fees and costs due under the Lease Documents and that such obligations are absolute and unconditional and are the legal, valid and binding obligations of the PBI without offset, defense or counterclaim, and interest, costs, and expenses continue to accrue with respect thereto.

10.      Reaffirmation of Lease Documents.

(a)

PBI hereby reaffirms each and every Lease Documents and acknowledges that it is indebted to TTFC under the Lease Documents and that the obligations under the Lease Documents are absolute and unconditional, are legal, valid and binding obligations of PBI without offset, defense or counterclaim, and interest, costs and expenses continue to accrue with respect thereto.

(b)	PBI hereby reaffirms, confirms and acknowledges all of the terms of each of the Lease Documents.

11.      Effect and Construction of Agreement.  Except as expressly provided herein, the Lease Documents shall remain in full force and effect in accordance with its respective terms, and this Agreement shall not be construed to:

(a)	waive or impair any rights, powers or remedies of TTFC under the Lease Documents with respect to the Existing Defaults or otherwise; or

(b)	constitute an agreement by TTFC or require TTFC to grant additional time for payment of any amounts due under the Lease Documents.

            PBI and Saigene acknowledge that each has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and the other documents executed in connection herewith.

          In the event of any inconsistency between the terms of this Agreement and the Financing Agreement, the terms of this Agreement shall govern.

12.     Release. In consideration of the foregoing, PBI hereby releases, remises, acquits and forever discharges TTFC and TTFC’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Lease Agreement or any of the other Lease Documents (all of the foregoing hereinafter called the “Released Matters”). PBI acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  PBI represents and warrants to TTFC that PBI has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.  PBI understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  PBI agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  PBI acknowledges that it is familiar with, and has been advised by its counsel concerning, the provisions of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

PBI expressly waives any and all rights under Section 1542 of the California Civil Code, and under any federal or state statute or law of similar effect.

13.      Miscellaneous.

(a)	Further Assurances. PBI and Saigene agrees to execute such other and further documents and instruments as TTFC may reasonably request to implement the provisions of this Agreement.

(b)

Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  No other Person shall be entitled to claim any right or benefithereunder, including, without limitation, the status of a third partybeneficiary of this Agreement.

(c)

Integration.  This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.  In entering into this Agreement, each party  acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the other party , except for the agreements of such other party set forth herein.

(d)

Invalidity. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of  such provision in any otherjurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(e)	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS,

WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

(f)

Counterparts; Telecopied Signatures.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(g)

Notices.  Any notices with respect to this Agreement shall be given in the manner and to the addresses provided in the Financing Agreement or to such other address as any party may designate to the other parties hereto in the manner specified in the Financing Agreement.

(h)

Headings.  The titles and headings of the numbered paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

(i)

Survival.  All representations, warranties, covenants, agreements, undertakings, waivers and releases of PBI or Saigene as the case may becontained herein shall survive the termination of the Restructure Period and payment in full of the Obligations.

(j)

Amendments, Etc.  No Purported amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

14.      SUBMISSION TO JURISDICTION; JURY WAIVER.  PBI SAIGENE IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN ILLINOIS FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND PBI AND SAIGENE IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT. PBI AND SAIGENE AND TTFC IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties heretohave caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

PACIFIC BIOMETRICS, INC.

By: /s/ RONALD HELM

Name:	Ronald Helm
Title:	Chief Executive Officer

SAIGENE CORPORATION

By: /s/ ALLAN COCHRANE

Name:	Allan Cochrane
Title:	President

TRANSAMERICA TECHNOLOGY FINANCE CORPORATION
successor in interest to
TRANSAMERICA BUSINESS CREDIT CORPORATION

By: /s/ ALLEN SAILER

Name:	Allen Sailer
Title:	Sr. Vice President